Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DLQ

You should read the following discussion and analysis of DLQ’s financial condition and results of operations together with the “Selected Consolidated Financial Data” section of this proxy statement/prospectus and DLQ’s consolidated financial statements and the related notes appearing at the end of this proxy statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to DLQ’s plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this proxy statement/prospectus, DLQ’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. In this section and unless the context otherwise requires, references to “DLQ” refer to DLQ, Inc., DLQ Inc. and all of its subsidiaries.

Overview

DLQ, Inc. is a Nevada corporation (“DLQ”), originally incorporated in 2019 as Origin8, Inc. On April 15, 2020, its name was changed to Logiq, Inc. and on August 29, 2022 its name was changed to DLQ, Inc. DLQ is a wholly owned subsidiary of Logiq, Inc., a Delaware corporation (“Logiq, Inc.”), whose common stock is quoted on the OTCQX Market under the ticker symbol, “LGIQ.” DLQ has three wholly owned subsidiaries, (i) Tamble Inc., a Delaware corporation (“Tamble”), (ii) Push Interactive, LLC, a Minnesota limited liability company (“Push”), and (iii) Battle Bridge Acquisition Co. LLC, a Nevada corporation (“Battle Bridge”). DLQ is headquartered in Minneapolis, Minnesota, USA.

Tamble, Inc. is not an operating business. Its sole purpose is to hire independent contractors for the Company’s marketing business.

On January 8, 2020, the Company completed the acquisition of substantially all of the assets of Push Holdings, Inc. This acquired business operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands. The Company has developed a proprietary data management platform and integrated with several third-party service providers to optimize the return on its marketing efforts. The Company focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer. As part of the transaction, Logiq, Inc. issued 35,714,285 shares to Conversion Point Technologies, Inc. as consideration for the acquisition of all the assets of Push Holdings, Inc. in the amount of $14,285,714.

On March 31, 2022, the Company completed the acquisition of certain customer contractual agreements of Battle Bridge Labs, LLC, including those of Section 2383 LLC, a Tulsa, Oklahoma-based digital brand marketing agency. The purchase price was $2,929,612 and consisted of the issuance of 2,912,621 shares of restricted common stock of Logiq, Inc. with a fair value of $2,679,612 and cash consideration of $250,000, of which Logiq, Inc. paid $200,000 and DLQ paid $50,000.

Battle Bridge Acquisition Co., LLC became the third wholly owned subsidiary of the Company. Battle Bridge is a full-service branding and digital marketing agency serving both external clients and internal parts of the Company. Battle Bridge offers branding and identity development in additional to digital strategy and media busing services, as well as all of the requisite ancillary and supporting services to enable the branding and digital practices.

Carve-Out Consolidated Results of Operations for the six months ended June 30, 2023 and 2022

Carve-Out Consolidated Results of Operations

The following is a comparative discussion of DLQ’s Consolidated Results of Operations for the six months ended June 30, 2023, and 2022. The consolidated results include DLQ, Inc. and its two wholly owned subsidiaries, Tamble, Inc. and Push Interactive, LLC. Tamble, Inc. is not an operating business. Its sole purpose is to hire independent contractors for the Company’s marketing business.

	For the six months ended
	June 30, 2023		June 30, 2022		Change
Revenue	$8,398,088	100.0%	$8,068,303	100.0%	$329,785	4.1%
Platform operations	7,582,899	90.3	5,877,152	72.8	1,705,747	29.0
Depreciation and amortization	777,447	9.3	632,238	7.8	145,209	23.0
General and administrative	2,481,585	29.5	2,993,183	37.1	(511,598)	(17.1)
Sales and marketing	60,000	0.7	607,496	7.5	(547,496)	(90.1)
Total operating expenses	10,901,931	129.8	10,110,069	125.3	791,862	7.8
Loss from operations	(2,503,843)	(29.8)	(2,041,766)	(25.3)	(462,077)	22.6
Other (Expenses)/Income, net	(85,673)	(1.0)	(2,644)	(0.0)	(83,029)	3,140.3
Net Loss before income tax	(2,589,516)	(30.8)	(2,044,410)	(25.3)	(545,106)	26.7
Income tax expense	—	—	—	—	—	—
Net Loss	$(2,589,516)	(30.8)%	$(2,044,410)	(25.3)%	$(545,106)	26.7%

Revenue

Revenues for the six months ended June 30, 2023 and 2022 were essentially flat at $8,398,088 and $8,068,303, respectively; however, the revenue mix changed between the two periods as shown by the table below:

	Period ending June 30,
	2023	2022
	(unaudited)	(unaudited)
Lead Generation	$1,442,787	$6,746,797
Affiliate Management	6,731,379	—
Reengagement	223,922	1,321,506
Revenue	$8,398,088	$8,068,303

Lead generation and reengagement revenue decreased by $5,304,010 and $1,097,584, respectively, from the period ending June 30, 2022 to June 30, 2023. The decrease in lead generation and reengagement revenue was a direct result of the Company’s current working capital constraints reducing its ability to place ads on behalf of clients. Once the working capital constraints are alleviated, the lead generation and reengagement revenues are expected to return to historical levels. Sufficient working capital will allow DLQ to increase vendor credits and improve trade payable terms, which are primary factors in driving lead generation and reengagement revenue.

With the closing of this Business Combination, the funding of the PIPE, and a senior exchange listing (due to access to broader institutional capital and preferential vendor credit terms which are often much more favorable for senior exchange-listed entities in DLQ’s industry) are all key factors in alleviating the working capital constraints and providing sufficient working capital to return the lead generation and reengagement revenue to its historical levels.

Affiliate management revenue increased by $6,731,379 from the period ending June 30, 2022 to June 30, 2023 primarily due to the success of onboarding the first customer for the affiliate management program. This is the customer entered into a Management Services Agreement (MSA) with the Company during Q4 of 2022.

Other Income/(Expenses)

Other expenses were $85,673 and $2,644 for the six months ended June 30, 2023 and 2022, respectively. The increase in other expenses was due to the fees and expenses related to the receivable factoring for the six months ended June 30, 2023 as compared the six months ended June 30, 2022.

Operating Expenses

Platform Operations

Platform Operations was $7,582,899 and $5,877,152 for the six months ended June 30, 2023 and 2022, respectively. The increase in platform operations from June 30, 2022 to June 30, 2023 was due to the increase in the affiliate management revenue as a percentage of overall revenue. Affiliate management is more labor intensive than the lead generation business which requires very little overhead. For the six months ended June 30, 2022, there was approximately $6,746,797 of lead generation revenue, or 83.6% of total revenue, compared to no revenue for the affiliate management business. For the six months ended June 30, 2023, there was $6,731,379 of affiliate management revenue, or 80.2% of total revenue, compared to $1,442,787 of lead generation revenue. While the overall revenue increased between the six months ended June 30, 2023 and 2022, the platform cost to obtain the same revenue increased.

Sales and Marketing (S&M)

S&M expense was $60,000 and $607,496 for the six months ended June 30, 2023 and 2022, respectively. The decrease is mainly due to the drop in sales commissions due to lower sales activity and sales results in the lead generation and reengagement business. The affiliate management business does not require sales commissions to be paid.

General and Administrative (G&A)

General and administrative expenses were $2,481,585 and $2,993,183 for the six months ended June 30, 2023 and 2022, respectively. The reduction of expenses between June 30, 2023 and 2022, respectively, was primarily due to a reduction in headcount.

Loss from operations

The Company posted a loss from operations of $(2,503,843) and $(2,041,766) for the six months ended June 30, 2023 and 2022, respectively. The increased loss was primarily due to the increase in platform expenses partially offset by a reduction in sales and marketing costs as well as a reduction in headcount for the six months ended June 30, 2023.

Net loss before income tax

The Company posted a net loss before income tax $(2,589,516) and $(2,044,410) for the six months ended June 30, 2023 and 2022, respectively.

The increased loss was primarily due to the increase in platform expenses partially offset by a reduction in sales and marketing costs, and a reduction in headcount for the six months ended June 30, 2023.

Consolidated income tax expense

No provision for corporate taxes is made as the Company incurred a loss and has unutilized loss carry forwards.

Net loss

The Company posted a consolidated net loss of $(2,589,516) for the six months ended June 30, 2023 as compared to a net loss of $(2,044,410) for the six months ended June 30, 2022. The increased loss was primarily due to the increase in platform expenses partially offset by a reduction in sales and marketing costs, and a reduction in headcount for the six months ended June 30, 2023.

Known Trends or Uncertainties

We have seen some consolidation in the mobile applications industry during economic downturns. These consolidations have not had a negative effect on our total sales; however, should consolidations and downsizing in the industry continue to occur, those events could adversely impact our revenues and earnings going forward.

We believe that the need for improved productivity in the research and development activities directed toward developing new and enhanced PaaS applications will continue to result in SMBs utilizing our products and services. New product developments could result in increased revenues and earnings if they are accepted by our markets; however, there can be no assurances that new products will result in significant improvements to revenues or earnings. For competitive reasons, we do not disclose all of our new product development activities.

The potential for growth in new markets is uncertain. We will continue to explore these opportunities until such time as we either generate sales or determine that resources would be more efficiently used elsewhere.

Inflation

We have not been affected materially by inflation during the periods presented, and no material effect is expected in the near future.

Contractual Obligations and Commitments

We have no material contractual obligations as of June 30, 2023.

Critical Accounting Policies and Estimates

Our critical accounting policies and estimates are included in Note 2 — “Summary of Significant Accounting Policies” of Notes to Consolidated Financial Statements included in this Annual Report.

Recently Issued or Newly Adopted Accounting Standards

Our recently issued or newly adopted accounting standards are included in Note 2 — “Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements included in this Annual Report.

Off-Balance Sheet Arrangements

As of June 30, 2023, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

We do not have relationships or transactions with persons or entities that derive benefits from their non-independent relationship with us or our related parties.

	For the Six Months Ended June 30,
Cash flows:	2023	2022
Net cash used in operating activities	$(1,055,651)	$(411,988)
Net cash used in investment activities	$—	$(50,000)
Net cash provided by (used in) financing activities	$1,113,855	$(333,436)

Operating Activities

During the six months ended June 30, 2023, net cash used in operations was $(1,055,651), compared to $(411,988) for the six months ended June 30, 2022. This was primarily due to the increase in platform expenses partially offset by a reduction in sales and marketing costs, and a reduction in headcount expenses.

Investing Activities

During the period ended June 30, 2022, the Company did use $50,000 to complete the acquisition of certain customer contractual agreements of Battle Bridge Labs, LLC, including those of Section 2383 LLC, a Tulsa, Oklahoma based digital brand marketing agency. There were no investing activities for the period ending June 30, 2023.

Financing Activities

During the six months ended June 30, 2023, we generated $1,113,855 from financing activities, compared to $(333,436) of cash used in financing activities for the year six months ended June 30, 2022. This increase in financing was due to additional financing obtained from a related party and factored receivables used to support operating activities and sales.

We estimate that based on current plans and assumptions, that our available cash, credit line and the cash we generate from our core operations will generally be sufficient to satisfy our capital expenditures under our present operating expectations, without further financing, for up to 12 months. However, we shall continue to evaluate our capital expenditure needs based upon factors including our growth rate, the timing and extent of spending to support development efforts, the expansion of our sales and marketing, the timing of new product introductions, and the continuing market acceptance of our products and services.

To fund the expansion of our operations and to provide working capital necessary for our long-term operations, management of DLQ will explore strategic alliances with enterprise investors that have a specific investment focus on digital marketing, advertising technology and lead generation companies. DLQ is already acquainted with investment groups that have portfolio companies which could form strategic investment/partnerships with DLQ.

DLQ will explore these opportunities after the Business Combination, however there can be no assurance that any of the anticipated relationships will be available to us, or, if available, that would be able to raise additional capital on terms acceptable to us. If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

We shall continue to evaluate our capital expenditure needs based upon factors including our growth rate, the timing and extent of spending to support development efforts, the expansion of our sales and marketing, the timing of new product introductions, and the continuing market acceptance of our products and services. If cash generated from operations is insufficient to satisfy our capital requirements, immediately after closing the Business Combination, DLQ, Abri, and the Sponsor may enter into debt or equity financing for up to $30 million.

In addition, we may have to sell additional equity or debt securities or obtain expanded credit facilities to fund our operating expenses, pay our obligations, diversify our geographical reach, and grow our company. In the event such financing is needed in the future, there can be no assurance that such financing will be available to us, or, if available, that it will be in amounts and on terms acceptable to us. If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected. However, if cash flows from operations become insufficient to continue operations at the current level, and if no additional financing were obtained, then management would restructure the Company in a way to preserve its business while maintaining expenses within operating cash flows.

Carve-Out Consolidated Results of Operations for the fiscal years ended December 31, 2022 and 2021

Carve-Out Consolidated Results of Operations

Results of Operations for the years ended December 31, 2022 and 2021

The following sets forth selected items from our carve-out consolidated statements of operations and the percentages that such items bear to net sales for the years ended December 31, 2022 and 2021. The consolidated results include DLQ, Inc. and its two wholly owned subsidiaries, Tamble, Inc. and Push Interactive, LLC. Tamble, Inc. is not an operating business. Its sole purpose is to hire independent contractors for the Company’s marketing business.

	For the years ended
	December 31, 2022		December 31, 2021		Change
Revenue	$20,235,536	100.0%	$22,792,189	100.0%	$(2,556,653)	(11.2)%
Platform operations	16,370,316	80.9	16,392,490	71.9	(22,174)	(0.1)
Depreciation and amortization	1,410,961	7.0	971,517	4.2	439,444	45.2
General and administrative	6,729,611	33.2	9,193,718	40.3	(2,464,107)	(26.8)
Sales and marketing	1,205,233	6.0	1,075,176	4.7	130,057	12.1
Technology and development	—	0.0	260,952	1.1	(260,952)	(100.0)
Total operating expenses	25,716,121	127.1	27,893,853	122.5	(2,177,732)	(7.8)
Loss from operations	(5,480,585)	(27.1)	(5,101,664)	(22.3)	378,921	(7.4)
Other (Expenses)/Income, net	(84,732)	(0.4)	62,653	0.3	(147,385)	(235.2)
Gain of Forgiveness from PPP Loan	—	0.0	503,700	2.2	(503,700)	(100.0)
Net Loss before income tax	(5,565,317)	(27.5)	(4,535,311)	(19.8)	1,030,006	(22.7)
Income tax expense	—	—	—	—	—	—
Net Loss	$(5,565,317)	(27.5)%	$(4,535,311)	(19.8)%	$1,030,006	(22.7)%

Revenue

Revenues were $20,235,536 and $22,792,189 for the twelve months ended December 31, 2022 and 2021, respectively. The decrease is primarily due to a decrease in the Lead Generation Revenue from $20,862,271 for the year ended December 31, 2021 to $11,540,265 of the year ended December 31, 2022. This loss was partially offset by the new Affiliate Management revenue of $6,441,775 for the year ended December 31, 2022.

Other Income/(Expenses)

Other expenses were $84,732 for the twelve months ended December 31, 2022 which represented primarily the fees and expenses related to the receivable factoring. Other income was $62,653 for the twelve months ended December 31, 2021. The income represents forgiveness of a PPP loan partially offset by write-off activity.

Operating Expenses

Platform Operations

Platform Operations was $16,370,316 and $16,392,490, essentially flat, for the twelve months ended December 31, 2022 and 2021, respectively. While revenue decreased, the cost did not as the margin of the Affiliate Management was less than that of the Lead Generation revenue.

Sales and Marketing (S&M)

S&M expense was $1,205,233 and $1,075,176 for the twelve months ended December 31, 2022 and 2021, respectively. The marginal increase is mainly due to investor relations, public relations and professional services related to continued attempts to list on a senior exchange in 2022.

General and Administrative (G&A)

General and administrative expenses were $6,729,611 and $9,193,718 for the twelve months ended December 31, 2022 and 2021, respectively. The decrease is primarily due to the reduction of stock compensation expense as there were no additional grants awarded and the Company recorded a recovery of prior year expense due to forfeitures in the year ended December 31, 2022.

Technology and Development

Technology and Development expenses were $0 and $260,952 for the twelve months ended December 31, 2022 and 2021, respectively. Technology and development costs are expensed as incurred and consist primarily of salaries and related expenses, consulting services and other direct expenses. There was no software development performed in 2022.

Loss from operations

The Company posted a loss from operations of $(5,480,585) and $(5,101,664) for the twelve months ended December 31, 2022 and 2021, respectively. The increased loss was due to a decrease in revenue and increase in amortization due to the acquisition of Battle Bridge partially offset by a decrease in G&A expenses for the year ended December 31, 2022.

Net loss before income tax

The Company posted a net loss before income tax $(5,565,317) and $(4,535,311) for the twelve months ended December 31, 2022 and 2021, respectively.

The increased loss was due to a decrease in revenue and increase in amortization due to the acquisition of Battle Bridge partially offset by a decrease in G&A expenses, combined with the fact that there was no gain related to the forgiveness of the PPP loan reflected for the year ended December 31, 2022.

Consolidated income tax expense

No provision for corporate taxes is made as the Company incurred a loss and has unutilized loss carry forwards. The tax paid during the fiscal year is for Delaware franchise taxes for the current and prior years.

Net loss

The Company posted a consolidated net loss of $(5,565,317) for the twelve months ended December 31, 2022 as compared to a net loss of $(4,535,311) for the year ended December 31, 2021. The increase in the loss is primarily due to a decrease in revenue partially offset by a decrease in G&A expenses, combined with the fact that there was no gain related to the forgiveness of the PPP loan reflected for the year ended December 31, 2022.

Known Trends or Uncertainties

We have seen some consolidation in the mobile applications industry during economic downturns. These consolidations have not had a negative effect on our total sales; however, should consolidations and downsizing in the industry continue to occur, those events could adversely impact our revenues and earnings going forward.

We believe that the need for improved productivity in the research and development activities directed toward developing new and enhanced PaaS applications will continue to result in SMBs utilizing our products and services. New product developments could result in increased revenues and earnings if they are accepted by our markets; however, there can be no assurances that new products will result in significant improvements to revenues or earnings. For competitive reasons, we do not disclose all of our new product development activities.

The potential for growth in new markets is uncertain. We will continue to explore these opportunities until such time as we either generate sales or determine that resources would be more efficiently used elsewhere.

Inflation

We have not been affected materially by inflation during the periods presented, and no material effect is expected in the near future.

Contractual Obligations and Commitments

We have no material contractual obligations as of December 31, 2022.

Critical Accounting Policies and Estimates

Our critical accounting policies and estimates are included in Note 2 — “Summary of Significant Accounting Policies” of Notes to Consolidated Financial Statements included herein.

Recently Issued or Newly Adopted Accounting Standards

Our recently issued or newly adopted accounting standards are included in Note 2 — “Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements included herein.

Off-Balance Sheet Arrangements

As of December 31, 2022, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

We do not have relationships or transactions with persons or entities that derive benefits from their non-independent relationship with us or our related parties.

	For the Year Ended December 31,
Cash flows:	2022	2021
Net cash used in operating activities	$(2,586,812)	$(1,314,376)
Net cash used in investment activities	$(50,000)	$—
Net cash provided by financing activities	$2,227,734	$1,975,000

Operating Activities

During the year ended December 31, 2022, cash used in operations was $(2,586,812), compared to $(1,314,376) for the year ended December 31, 2021. This was primarily due to a decrease in sales partially offset by a reduction in cash operating expenses. The decrease in sales was in the Lead Generation category partially offset by the increase in the new Affiliate Management business. The new Affiliate Management business generated approximately $6,442,000 in 2022. The decrease in the Lead Generation business from approximately $20,862,000 in 2021 to approximately $11,540,000 in 2022 was largely driven by a reduction of working capital available that reduced the ability to place ads on behalf of clients. While the company was able to reduce total operating expenses by approximately $2,200,000, it was not enough to offset the reduction in sales.

Investing Activities

During the year ended December 31, 2022, we used $50,000 in the Company’s investment activities, as compared to not using any cash for investing activities during the year ended December 31, 2021. The Company used the funds to complete the acquisition of certain customer contractual agreements of Battle Bridge Labs, LLC, including those of Section 2383 LLC, a Tulsa, Oklahoma based digital brand marketing agency.

Financing Activities

During the year ended December 31, 2022, we generated cash of $2,227,734 from financing activities, compared to $1,975,000 of cash generated for the year ended December 31, 2021. This increase in financing was due to additional financing obtained by entering a factoring agreement for our accounts receivable to support growth.

We estimate that based on current plans and assumptions, that our available cash, credit line and the cash we generate from our core operations will generally be sufficient to satisfy our capital expenditures under our present operating expectations, without further financing, for up to 12 months. However, we shall continue to evaluate our capital expenditure needs based upon factors including our growth rate, the timing and extent of spending to support development efforts, the expansion of our sales and marketing, the timing of new product introductions, and the continuing market acceptance of our products and services.

To fund the expansion of our operations and to provide working capital necessary for our long-term operations, management of DLQ will explore strategic alliances with enterprise investors that have a specific investment focus on digital marketing, advertising technology and lead generation companies. DLQ is already acquainted with investment groups that have portfolio companies which could form strategic investment/partnerships with DLQ.

DLQ will explore these opportunities after the Business Combination, however there can be no assurance that any of the anticipated relationships will be available to us, or, if available, that would be able to raise additional capital on terms acceptable to us. If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

We shall continue to evaluate our capital expenditure needs based upon factors including our growth rate, the timing and extent of spending to support development efforts, the expansion of our sales and marketing, the timing of new product introductions, and the continuing market acceptance of our products and services. If cash generated from operations is insufficient to satisfy our capital requirements, immediately after closing the Business Combination, DLQ, Abri, and the Sponsor may enter into an debt or equity financing arrangement for up to $30 million.

In addition, we may have to sell additional equity or debt securities or obtain expanded credit facilities to fund our operating expenses, pay our obligations, diversify our geographical reach, and grow our company. In the event such financing is needed in the future, there can be no assurance that such financing will be available to us, or, if available, that it will be in amounts and on terms acceptable to us. If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected. However, if cash flows from operations become insufficient to continue operations at the current level, and if no additional financing were obtained, then management would restructure the Company in a way to preserve its business while maintaining expenses within operating cash flows.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023, and the summary Unaudited Pro Forma Condensed Combined Statement of Operations for the three-months ended June 30, 2023 and for the year ended December 31, 2022 presents the combination of the financial information of DLQ and Abri after giving effect to the Business Combination and related adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information, and have been prepared in accordance with Article 11 of Regulation S-X.

The summary Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023 combines the historical balance sheet of DLQ and the historical balance sheet of Abri on a pro forma basis as if the Business Combination, summarized below, had been consummated on June 30, 2023. The summary Unaudited Pro Forma Condensed Combined Statement Of Operations for the three-months ended June 30, 2023 and the year ended December 31, 2022 combine the historical statement of operations of DLQ and Abri for such period on a pro forma basis as if the transaction, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented:

●	The merger of DLQ and Abri, with DLQ surviving as the wholly-owned subsidiary of Abri after the merger, and Abri changing its name to Collective Audience, Inc.; and

●	Upon the exchange, each outstanding share of DLQ Common Stock will be automatically cancelled, extinguished and converted into a number of shares of Collective Audience, Inc. Common Stock, based on DLQ’s Equity Value and based on a conversion rate of 4,998 at June 30, 2023 and December 31, 2022, respectively.

The summary unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of DLQ and Abri and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DLQ” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Abri.”

The following tables present selected pro forma information after giving effect to the Business Combination and Related Transactions presented under the following scenarios:

●	Assuming No Additional Redemption: This presentation assumes that no additional public stockholders of Abri exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Trust Account.

●	Assuming Maximum Redemption: This presentation assumes that all 682,148 remaining public shares currently held by Abri public stockholders exercise their redemption rights in exchange for their pro rata share of the $7,595,569 currently held in the trust account.

The figures in the following tables are presented only as illustrative examples and are based on the scenarios described above, which may be different from the actual amount of redemptions in connection with the Business Combination.

Summary Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

	Pro Forma Combined (Assuming No Additional Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of June 30, 2023
Total assets	$22,930,180	$18,568,895
Total liabilities	$19,549,001	$22,783,285
Total stockholders’ equity (deficit)	$3,381,179	$(4,214,390)

Summary Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six months Ended June 30, 2023

	Pro Forma Combined (Assuming No Additional Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Six months Ended June 30, 2023
Revenue	$8,398,088	$8,398,088
Net income (loss)	$(3,640,056)	$(3,640,056)
Net loss per share – basic	$(0.26)	$(0.28)
Net loss per share – diluted	$(0.26)	$(0.28)
Weighted-average shares outstanding – basic	13,840,226	13,158,078
Weighted-average shares outstanding – diluted	13,840,226	13,158,078

	Pro Forma Combined (Assuming No Additional Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Year Ended December 31, 2022
Revenue	$20,235,536	$20,235,536
Net income (loss)	$(11,278,330)	$(11,278,330)
Net loss per share – basic	$(0.81)	$(0.86)
Net loss per share – diluted	$(0.81)	$(0.86)
Weighted-average shares outstanding – basic	13,840,226	13,158,078
Weighted-average shares outstanding – diluted	13,840,226	13,158,078

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA
COMBINED PER SHARE FINANCIAL INFORMATION

The following tables set forth:

●	historical per share information of Abri for the six-months ended June 30, 2023 and year ended December 31, 2022;

●	historical per share information of DLQ for the six-months ended June 30, 2023 and the year ended December 31, 2022 and

●	unaudited pro forma per share information of the Combined Company for the six-months ended June 30, 2023 and the year ended December 31, 2022, after giving effect to the Business Combination, as follows:

●	Assuming No Additional Redemption: This presentation assumes that no public stockholders of Abri exercise redemption rights with respect to their public shares for a pro rata share of the funds in the trust account.

●	Assuming Maximum Redemption: This presentation assumes that all 682,148 remaining public shares currently held by Abri public stockholders exercise their redemption rights in exchange for their pro rata share of the $7,595,569 currently held in the trust account.

The following tables should be read in conjunction with the summary historical financial information included elsewhere in this joint proxy statement/prospectus, and the historical financial statements of Abri and DLQ and the related notes thereto that are included elsewhere in this joint proxy statement/prospectus. The unaudited Abri and DLQ pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes thereto included elsewhere in this joint proxy statement/prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the actual results of operations that would have occurred had the companies been combined during the periods presented, nor does it purport to represent the actual results of operations for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Abri and DLQ would have been had the companies been combined during the periods presented.

			Combined Pro Forma		Collective Audience, Inc. Equivalent Per Share Pro Forma(2)
	DLQ (Historical)	Abri (Historical)	Pro Forma Combined (Assuming No Additional Redemption)	Pro Forma Combined (Assuming Maximum Redemption)	Pro Forma Combined (Assuming No Additional Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
As of and for the six months ended June 30, 2023
Book Value per share(1)	$2,191.08	$(5.82)	$0.24	$(0.32)	$1,199.47	$(1,599.30)
Weighted average redeemable common shares outstanding – basic and diluted	2,000	1,252,372	13,840,226	13,158,078	11,400,000	11,400,000
Weighted average non-redeemable common shares outstanding – basic and diluted	2,000	1,728,078	13,840,226	13,158,078	11,400,000	11,400,000
Net loss per share of redeemable common stock – basic and diluted	$(1,294.76)	$(0.00)	$(0.26)	$(0.28)	$(1,314.45)	$(1,382.60)
Net loss per share of non-redeemable common stock – basic and diluted	$(1,294.76)	$(0.49)	$(0.26)	$(0.28)	$(1,314.45)	$(1,382.60)

			Combined Pro Forma		DLQ, Inc. Equivalent Per Share Pro Forma(2)
	DLQ (Historical)	Abri (Historical)	Pro Forma Combined (Assuming No Additional Redemption)	Pro Forma Combined (Assuming Maximum Redemption)	Pro Forma Combined (Assuming No Additional Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
As of and for the Year ended December 31, 2022
Book Value per share(1)	$3,152.97	$(1.07)	$0.75	$0.21	$3,748.36	$1,049.54
Weighted average redeemable common shares outstanding – basic and diluted	2,000	5,463,799	13,840,226	13,158,078	11,400,000	11,400,000
Weighted average non-redeemable common shares outstanding – basic and diluted	2,000	1,728,078	13,840,226	13,158,078	11,400,000	11,400,000
Net loss per share of redeemable common stock – basic and diluted	$(2,782.66)	$(0.06)	$(0.81)	$(0.86)	$(4,072.69)	$(4,283.83)
Net loss per share of non-redeemable common stock – basic and diluted	$(2,782.66)	$(1.25)	$(0.81)	$(0.86)	$(4,072.69)	$(4,283.83)

(1)	Book value per share = (Total equity)/common shares outstanding
(2)	The equivalent pro forma basic and diluted per share data for DLQ. Equivalent per share pro forma is calculated based on expected exchange ratio of 4,998.